SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2014

Date of Report

(Date of Earliest Event Reported)

WHOLELIFE COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 54980	46-3866926
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

820 NE 63rd Street

Oklahoma City, Oklahoma 73105

(Address of Principal Executive Offices)

405-286–6060

(Registrant’s Telephone Number)

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On January 13, WholeLife Companies, Inc., a Delaware corporation (the “Company”), completed the acquisition of WholeLife Companies, LLC, a Delaware limited liability company (“WholeLife LLC”) (the "Acquisition").

The Acquisition was effectuated by the Company through the exchange of all the outstanding membership interests of WholeLife LLC for 12,000,000 shares of common stock of the Company. At the time of the Acquisition, one member held all the outstanding membership interests of WholeLife LLC. WholeLife LLC has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations.

WholeLife LLC was formed on June 25, 2013 to develop luxury rental living communities integrating the concepts and practices of a healthy and enriching lifestyle into the creation of the community. The Company anticipates developing projects which it owns, plans and creates the community and third party projects in which the Company acts as the developer for a third party owner. The Company also anticipates that it may develop a franchise system whereby it provides to third party for a one time fee and continuing fees the plans, programs, trademarks and everything necessary to develop a WholeLife community. The Company, or its subsidiary, may serve as operating manager of a franchise project.

Business and Business Plan

Prior to the Acquisition, the Company had no business or operations. Pursuant to the Acquisition, the Company has acquired the business plan, operations and contracts of its now wholly-owned subsidiary, WholeLife LLC.

The Company plans to develop luxury rental living communities integrating the concepts and practices of a healthy and enriching lifestyle into the creation of the community. The communities are designed to provide single-level, mid-rise and high-rise rental properties with the look of upscale homes and to offer a fitness center, pool, game room, concierge services and other community and personal services. Healthy living services, such as fitness evaluations, fitness instructors, wellness consultants, nutritionists, speakers and classes will also be available. The monthly rental fee is intended to include all the services and facilities.

The WholeLife communities are intended as rental communities that respond to the desire of active adults for healthy living facilities, integrating fitness and wellness in a maintenance free environment, without the need for the large capital outlay required for the purchase of comparable single family dwellings. The Company believes that WholeLife communities are a decidedly upscale lease based concept designed to support a better, smarter, healthier and more convenient lifestyle.

The Company intends to utilize three methods to develop WholeLife communities: (i) third party projects for which the Company enters into an agreement with the owner of the property and the Company serves as the developer (ii) proprietary projects in which the Company is the owner of the property and develops the community for its own account or (iii) franchise projects for which the Company provides to a third party (for a one time and on going fees) the plans, programs, trademarks and everything necessary to develop a WholeLife community and for which the Company or its subsidiary may serve as the operating manager of the property.

The Company has designed three types of WholeLife communities:

The WholeLife "Traditions" community is designed to consist of 100 to 150 single-level residences from 1500 to 2000 square feet with the look and feel of fine traditional houses appropriate to the surrounding community. Landscaping, sidewalks, and streetlights complete the look and feel of a traditional American neighborhood.

The WholeLife “Courtyards” community is designed as a community with mid-rise height buildings with each building consisting of between eight to twelve 1800 square foot units. The buildings will be designed as four stories and include ground floor parking and three levels of residences,

The WholeLife “Concierge” community is designed as a community with 18-story buildings with each building consisting of 75 units of approximately 2600 square feet.

The Company anticipates that each community will include an expansive and functional WholeLife Club as a focal point for neighborhood life, containing space for gatherings and events, a state of the art fitness center, pool, game room and community services.

The Company intends to deliver a residential lifestyle similar to four star hotels and resorts. Residents will be provided a set of privileges and services created to support not only the continuous health and happiness of all community members, but a life of comfort and convenience. Through its strategic partner, Gables Residential, the Company anticipates that the communities will provide an extensive list of core and a-la-carte services:

Core Essentials:

Full concierge service

Fitness evaluations

Fitness instructors and trainers

Wellness and lifestyle consultants

Nutritionists for healthy eating

Planned classes and programs

Guest Speakers and activities

Grounds keeping and maintenance

A La Carte services:

Professionally managed fitness and weight control programs

In-home meal delivery and catering (residential and event)

Maid and laundry service

Subsidiaries

As part of its business plan, WholeLife LLC has created wholly owned subsidiaries each designed to focus on various aspects of the planned business:

WholeLife Management Company, LLC: designed to oversee operation of the WholeLife communities;

WholeLife Development Company, LLC: designed to oversee the development and construction of each WholeLife community;

WholeLife Properties, LLC: designed to acquire property sites and hold ownership of the WholeLife communities;

WholeLife Franchise Company, LLC: designed to license franchisees to develop, construct, market and manage WholeLife communities

Each of these subsidiaries may create wholly-owned or partially owned subsidiaries for each project in which it is involved. WholeLife Cibolo Canyons LLC, is a wholly owned subsidiary of WholeLife Properties, LLC. WholeLife Development Chattanooga LLC is a wholly-owned subsidiary of WholeLife Development Company LLC.

Operations

WholeLife Cibolo Canyons

WholeLife Cibolo Canyons is designed as a 154-unit Proprietary project. On December 13, 2013, the Company, through its subsidiary WholeLife Cibolo Canyons LLC, closed the purchase of 32.8 acres in the Cibolo Canyons, near San Antonio, Texas for an aggregate purchase price of $7,700,000. The initial down payment for the acquisition consisted of $110,000 from the Company and a loan from ACCP, LP in the amount of $1,430,000. The balance of the purchase price is due to the seller by June 13, 2014.

The Company entered a funding agreement with ACCP, LP which did not require the payment of interest, but required payment of an origination fee of $250,000 and an additional $100,000 if the funding was not repaid within 90 days. The Company and ACCP have entered into an agreement to convert the loan into preferred shares of the Company.

The total project cost for WholeLife Cibolo Canyons, which will consist of 154 units, is estimated to be $45,085,102. Financing is anticipated to be structured as $31,559,571 from one of the senior lenders, and $13,525,531 from Company equity, a joint venture partner, or mezzanine loan. The Company is in discussions with some current and prospective investors but does not yet have a firm commitment. The Company has engaged the project architect and civil engineers who have completed the preliminary design for a modified “Traditions” prototype, as well as a preliminary site plan. The property will be managed by Gables Residential.

Potential Projects

The Company has located a number of potential projects that it anticipates may be developed. The projects that the Company has initially identified for additional scrutiny are located primarily in Texas and other southern states. These projects, as described below, are in various stages of discussion.

WholeLife Dallas Uptown

WholeLife Dallas Uptown is designed as a Proprietary project. The Company is in discussions to acquire, either alone or as part of a joint venture, a one-acre parcel near the central business district of Dallas for a purchase price of $12,000,000. The Company has made a $500,000 escrow deposit on the property. The escrow deposit was funded with a short term loan from ACCP, LP in the amount of $425,000 and the remaining $75,000 was funded by the Company. The Company anticipates to develop this parcel as an 80-unit high rise "concierge" development. Closing on the property is anticipated to be in February 2014, subject to successful completion of the Company's due diligence. The Company and ACCP have entered into an agreement to convert the $425,000 loan into preferred shares of the Company.

The Company anticipates the purchase price of the parcel to be financed by a mezzanine loan from ACCP, LP in the amount of $2,500,000 and a seller loan for the balance for a term of up to one year. The estimated development cost for the project is $56,563,302 of which $39,584,311 will be provided by a senior lender, and the balance of $16,968,991 will be a combination of Company equity and mezzanine equity or loans. It is anticipated that the property will be managed by Gables Residential.

WholeLife Chattanooga

WholeLife Chattanooga is a planned third party development project. The Company anticipates that its second-tier subsidiary WholeLife Development Chattanooga will enter into a development agreement with WholeLife Chattanooga, LLC, an independent third party entity and not a subsidiary of WholeLife Companies, Inc., but a company jointly owned by John Lowery, the Chief Executive Officer of the Company and Ellis Development, LLC, an independent company. If such agreement is entered into as contemplated, the Company will receive a development fee paid in monthly installments during the 24 months of construction and lease-up.

WholeLife Chattanooga, LLC is a 104 unit community of one story units, consisting of duplexes and four-plexes of approximately 1,552 to 1,849 square feet. It is planned to be developed on 39 acres owned by WholeLife Chattanooga, LLC. The site is fully permitted and waiting for completion of financial due diligence and execution of agreements. The Company anticipates that construction can be commenced (and development fees earned) as soon as senior and mezzanine financing is committed.

Development Costs

The WholeLife communities as anticipated to be developed by the Company have an estimated cost of development of approximately $31,000,000 for a 104 unit community, plus financing costs. For proprietary projects these are anticipated to be financed through a combination of equity from the Company and third party debt. The Company anticipates that it may obtain sufficient equity for its projects through development of relationships with one or more investors or partners. At some future time, once a community is stabilized at approximately 95% occupancy, the Company may choose to sell the community and its operations to a third party investor, such as a REIT, insurance company or a private equity investor. Alternatively, the Company may elect to refinance the project for a shorter or longer period on more advantageous terms to enhance and continue to hold the property.

Project Financing

The Company anticipates that it will finance its projects through third party debt, as well as from equity invested in the Company or alongside the Company’s equity. Sources of loans may include conventional construction/mini-perm loans from banks and other institutional lenders. Additional sources of debt may include variable rate demand notes, taxable bonds, and other forms of underwritten debt.

The Company anticipates that senior debt financing will usually be in an amount not exceeding 75% of the project cost (including capitalized interest and project working capital). The remaining cost of development and initial operating expenses of the project will be provided by the Company, or by a combination of Company equity and mezzanine or second mortgage financing. Third party subordinate financing of this type will probably not exceed 90% of the cost of development. By utilizing second mortgage or mezzanine financing, the Company anticipates that it will be able to reduce the amount of equity it must provide each of its projects, and thereby initiate more projects. In most cases the Company will likely have a minimum of 20% of the required equity for the project invested in a first in/last out position, subordinate to all third party financing.

The Company will develop all its projects through single purpose entities incorporated by the Company and solely owned by the Company to operate one project. The Company will invest the Company’s equity into this project level entity (typically an LLC). All loans, senior or junior, will be made directly with the single purpose entity rather than the Company, though the Company will be guarantor of these loans. Different projects will have a different combination of senior and junior lenders.

As of the date hereof, the Company has not secured any commitments for financing of projects, focusing its efforts in the startup phase of developing projects for third party owners. The Company is in discussion with both banks and broker dealers to structure various components of the required financing for its intended projects.

Projected Revenues from Anticipated Operations

The Company has just begun operations and has no income from operations under the existing development agreements.

The Company anticipates revenues from the following sources:

1.	Development and real estate asset management agreements for third party owners.
2.	Rental income from owned properties.
3.	Proceeds from the sale of stabilized communities.
4.	Revenues from franchise operations.

Third Party Development Services

As part of its proposed business plan, the Company anticipates that it will serve as the developer for WholeLife communities on behalf of third party owners. For these services, the Company anticipates that it will enter into agreements to receive a negotiated fee as a percentage of the project development costs. As an alternative the Company may negotiate a contract which will pay it a flat fee per unit developed. Payment on such agreements may include an initial payment at closing on financing, a monthly payment, and a final payment at final certificate of occupancy.

Asset Management Supervision

The Company also anticipates that it may serve as a real estate asset manager. The asset manager will work on behalf of the property owner to oversee the performance of one or more properties that is typically being managed by a third party property manager. The asset manager is largely focused on compliance with management agreements and loan covenants as well as financial reporting of properties individually and as portfolios. The Company anticipates that typically for its services as an asset manager, it will be entitled to a negotiated percentage of the gross revenues of the project, separate from any other fees for development or other services the Company might receive.

Rental Income from Owned Properties

WholeLife communities are rental communities. Residents will enter into term leases similar to other multi-family community leases. Rents at a WholeLife community will be reflective of competitive rents in the market for top end apartments or high end independent living communities. Because WholeLife community rents will be inclusive of WholeLife concierge services, the Company believes that it will be able to receive a higher rent than local competitive prices.

Proceeds from the sale of stabilized communities

The Company perceives that it will have the option to sell its communities at or subsequent to receiving a certificate of occupancy. There has not been a market for this specific type of community that the Company has identified. However multifamily communities have sold at capitalization rates that would enable the company to realize capital gain income should it elect to sell one or more communities. The price is usually a multiple of the Net Operating Income of the project. It is difficult at this time to predict what the cap rates and multiples of income at which a project might be sold. Potential purchasers of this type of community are exiting owner operators of multifamily properties including REITS, insurance companies, and private equity funds.

Revenues from Franchising

The Company anticipates that at some time in the future it may wish to franchise its WholeLife communities concept. If it determines to do so, it anticipates that it will receive revenues from a potential franchisee application fee and additional fees for receipt of the plans and specifications. The Company anticipates it will also be able to receive a monthly franchise fee during development of the project and a monthly royalty fee after completion of the project. The Company also anticipates that its franchisees will be required to utilize WholeLife Management LLC as the manager of their projects. Each state has distinct franchise laws and regulations. The Company has completed a franchise disclosure document and is in discussion with a national real estate company but it has not been registered with any state for sale of its franchise units. There is no assurance that such applications will be approved in the states in which the Company determines it wishes to offer such franchise opportunities.

Competition

The Company will face competition in various markets from other larger, better capitalized developers, including various multi-family apartment developers and independent senior housing developers. The Company believes that at present there is a limited amount of development in the luxury rental market, and very little in the single family detached or attached rental community with services. Certain developers are adopting a “cottage” model as an add-on to their existing communities, especially in senior housing markets, communities that include substantial up front buy-in fees in addition to monthly service fees.

Strategic Partners

The Company intends to utilize the services of other independent companies with whom it has developed or intends to develop a relationship to provide certain of the services to be offered by the Company when it serves as a developer of a project and to assist the Company in the development of a proprietary project for its own account.

The Company Background

The Company, formerly known as Glenwalk Acquisition Corporation, was incorporated in the State of Delaware in May, 2013, for the purpose of completing a merger or acquisition with a target company, such as WholeLife Companies, LLC. In June, 2013, Glenwalk Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 and became a public reporting company. In October, 2013, Glenwalk Acquisition Corporation changed its name to WholeLife Companies, Inc.

Acquisition

On January 13, 2014, WholeLife Companies, Inc. acquired all the membership interests of WholeLife Companies, LLC, a Delaware limited liability corporation (the "Acquisition"). Prior to the Acquisition, the Company had no ongoing business or operations. Pursuant to the Acquisition, the Company has acquired the business and business plan of WholeLife LLC.

The Company has an authorized capitalization of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The Company has a fiscal year end of December 31. At the time of the Acquisition, there were 20,000,000 shares of common stock of the Company issued and outstanding.

All the membership and voting interests of WholeLife LLC were held by one member, John B. Lowery who is the president and a director of the Company. Pursuant to the Acquisition, all the outstanding membership interests of WholeLife LLC were exchanged for an aggregate of 12,000,000 shares of WholeLife Companies, Inc. common stock.

Employees

The Company has eight employees. The Company anticipates outsourcing a number of its primary functions, particularly project management and property management. The costs of these activities are part of each project budget. The Company employs eight full and part time personnel,. As the Company expands, it intends to fill a limited number of necessary personnel positions at industry standard wages and benefits

Property

On December 13, 2013, the Company closed on the purchase of 32.8 acres in the Cibolo Canyons, near San Antonio, Texas for an aggregate purchase price of $7,700,000 with a deposit of $1,540,000 of which the Company contributed $110,000 and $1,430,000 was financed through a loan from ACCP, LP. The remainder of the purchase price is due June 13, 2014. The Company intends to develop this property as a WholeLife Traditions community of 154 units.

The Company leases office space at 820 NE 63rd Street, Oklahoma City, Oklahoma 73105 and its primary telephone number is 405-286–6060. The Company maintains a web site at www.wholelifecompanies.com.

Subsidiaries

For each project with which it acts as developer or owner or for each distinct operating activity, the Company intends to utilize single purpose limited liability corporationsowned by the Company. In that regard, the Company has established the following limited liability subsidiaries, which are wholly owned by the Company:

WholeLife Management Company, LLC. WholeLife Management, LLC is designed to oversee operation of the WholeLife communities and will provide both asset management and property management services for the WholeLife communities. The combined fees for asset management and property management are anticipated to equal 4% of the gross revenues. WholeLife Management will engage a strategic partner third party to provide day to day lease up and project management services. For Company owned projects, there is no asset management fee.

Subsidiaries of WholeLife Management include :

WholeLife Chattanooga Management LLC

WholeLife Cibolo Management LLC

WholeLife Cinco Ranch Management LLC

WholeLife Development Company, LLC. WholeLife Development LLC is designed to oversee the development and construction of each WholeLife community and is responsible for site selection, planning, design, entitlement and construction of projects either for WholeLife Properties, LLC or, under contract, to third parties. WholeLife Development will receive a fee anticipated to be equal to roughly 3% of the overall budget, less capitalized interest and other reserves. WholeLife Development will be responsible for oversight of a project through stabilization. It intends to utilize the services of a strategic partner for the day to day project management.

Subsidiaries of WholeLife Development Company, LLC include:

WholeLife Chattanooga Development LLC

WholeLife Cibolo Development LLC

WholeLife Properties, LLC. WholeLife Properties, LLC is designed to acquire property sites and hold ownership of the WholeLife communitiesand will serve as the managing member of each of the project level single purpose limited liability companies created for each project.

Subsidiaries of WholeLife Properties, LLC include:

WholeLife Chattanooga, LLC

WholeLife Cibolo Canyons, LLC

WholeLife Franchising Company, LLC. WholeLife Franchising Company, LLC is designed to serve as the franchising arm of the Company, if at such time the Company determines that it would be advantageous to develop a franchising arm. The Company has completed a franchise disclosure document and is in discussion with a national real estate company. The Company has not been registered with any state for sale of its franchise units.

Strategic Partners

The Company intends to utilize the services of independent companies, with whom the Company or the Company's executive officers and/or directors have developed or a relationship, to effect certain of the services to be offered by the Company when it serves as a developer of a project and to assist the Company in the development of a proprietary project for its own account. In projects similar to those anticipated by the Company, John B. Lowery, the President and a director of the Company, has utilized the services of the following companies some of which the Company may utilize to provide third party services:

Transwestern. Transwestern is a privately held real estate firm specializing in agency leasing, property and facilities management, tenant advisory, capital markets, development, research and sustainability. John B. Lowery, the President and a director of the Company, has an existing relationship with Transwestern and has used this company for its services to identify, qualify and negotiate sites for development.

Advent PDS. Advent PDS is headquartered in Atlanta, Georgia, and provides project planning, professional consultant team selection, project management and coordination, cost estimating, collaborative project schedule management, municipal approvals, value engineering, purchasing and installation of fixtures, furniture, and equipment, reporting, and project closeout.

Gables Residential Management, Inc. Gables Residential is a privately owned REIT, specializing in the management of multi-family communities and mixed-use developments and currently manages over 38,000 rental units for third party owners as well as its own portfolio. The Company anticipates that it may use such services to provide day-to-day property management services including leasing, operations, maintenance, human resources, and resident services (including concierge services).

Intellectual Property

The Company owns the architectural drawings for its proprietary communities and has applied for trademark protection of its brand name "WholeLife".

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Summary Financial Information

As the Company had no operations or specific business plan until the Acquisition, the information presented below is that of WholeLife LLC which was acquired by the Company in January, 2014. The financial information provided below is derived from the audited financial statements of WholeLife LLC and related notes thereto as of the period ended September 30, 2013. WholeLife LLC was formed in June 2013 and is a development stage company with no operations or assets for the period covered by the audit. Subsequent to the period covered by the audit, the Company has received an aggregate of $1,000,000 for the sale of 300,300 shares of its common stock and $1,000,000 from the sale of 100,000 preferred shares. The Company also entered into an agreement with ACCP, LP to convert its outstanding loan amount of $1,855,000 into 185,500 shares of preferred stock.

Balance Sheet Data

	September 30, 2013

Cash	$1,080
Total assets	$1,080

Member's Equity
Capital Contribution from Member	$10,622
Accumulated comprehensive loss		(9,542)

Total Member's Equity	$1,080

Statement of operations data

Revenue	$-
Operating Expenses	9,542
Net loss attributable to member	$(9,542)

Management's Discussion and Analysis of Financial Condition and Results of Operations

WholeLife LLC which was acquired by the Company in January 2014 was formed in June 2013 and has not earned any revenue from operations since inception and is a development stage enterprise. As a result of the Acquisition, WholeLife LLC is a wholly owned subsidiary of the Company. The Company has not earned any revenue from operations since inception is considered a development stage enterprise.

The notes to the audited financial statements of WholeLife LLC contain a going concern note which states that as of the date of the audit WholeLife LLC had not generated any revenue and had a recognized loss of $9,542 for the period June 25, 2013 to September 30, 2013 and that in order to maintain operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. The Company and its subsidiaries have been successful in obtaining contracts in San Antonio and Dallas, Texas to provide a level of assurance that future operations are probable and attainable to provide revenues from property management, development, and franchising operations.

In November 2013, the Company received an aggregate of $1,000,000 for the sale of 300,300 shares of its common stock. On December 31, 2013, the Company received an aggregate of $1,000,000 for the sale of 100,000 shares of its preferred stock. On January 14, 2014, the Company converted $1,855,000 in short term loans held by ACCP, LP into 185,500 shares of its preferred stock.

On December 13, 2013, the Company, through its subsidiary WholeLife Cibolo Canyons LLC, closed the purchase of 32.8 acres in the Cibolo Canyons, near San Antonio, Texas for an aggregate purchase price of $7,700,000. The initial down payment of $1,540,000 was financed by a payment of $110,000 from the Company and a loan from ACCP, LP in the amount of $1,430,000. The balance of the purchase price is due to the seller by June 13, 2014. The total project cost for WholeLife Cibolo Canyons, which will consist of 154 units, is estimated to be $45,085,102. Financing is anticipated to be structured as $31,559,571 from one of the senior lenders, and $13,525,531 from Company equity, a joint venture partner, or mezzanine loan. The Company is in discussions with some current and prospective investors but does yet have a firm commitment.

On January 14, 2014, the Company converted 1,855,000 in short term loans held by ACCP, LP into an aggregate of 185,500 shares of preferred stock of the Company.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

For the period June 25, 2013 (inception) through September 30, 2013, the financial statements of WholeLife LLC have been prepared and audited in accordance with generally accepted accounting principles in the United States.

Capital Resources

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business development and expansion plans.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. Until January 14, 2014, John B. Lowery was the sole officer and director of the Company at which time the following officers and directors were appointed to the serve as officers and/or directors of the Company.

Name	Age	Position	Date Term Commenced

John B. Lowery	57	Director, President and Chief Executive Officer	2013
John Ottinger	59	Director, Vice President, Chief Operating Officer	2014
Richard Labarthe	57	Director, Secretary, Executive Vice President, Legal Affairs	2014
Regan Williams	44	Director Treasurer, Executive Vice President, Chief Financial Officer	2014
D J van Keuern	44	Executive Vice President Capital Markets	2014
William Shapard, Jr.	46	Executive Vice President, Marketing	2014

John B. Lowery serves as a Director, President and Chief Executive Officer of the Company and was the sole member of WholeLife Companies, LLC, a real estate development company headquartered in Oklahoma City, Oklahoma which was acquired by the Company. John B. Lowery serves as Director, President and Chief Executive Officer of the Company. He is responsible for strategic planning, strategic third party alliances, banking and financial relationships, and general corporate oversight. Mr. Lowery also serves as President and Chief Executive Officer of Lowery Companies, a privately held commercial real estate development and construction company, and Lowery Construction. In his experience with real estate development and construction, Mr. Lowery has worked with financial institutions, owners, developers, governmental agencies, design consultants and construction contractors in all segments of the construction industry. Some of the completed projects by Lowery Companies and/or affiliates include: 23-story JW Marriott Hotel in Houston, Texas; 34-story Lincoln Center Officer Tower, Miami, Florida; 4-story North Mississippi Medical Center, Tupelo, Mississippi; 32-story Brickell Bay Office Tower, Miami, Florida; 18-story Hilton Hotel, Knoxville, Tennessee; 6-story Thurston Bowles Building , University of North Carolina School of Medicine; 21-story Morgan Keegan Tower, Memphis, Tennessee; 17-story Excelsior Hotel, Little Rock, Arkansas; 17-story Doubletree Convention Center, Tulsa, Oklahoma; 10-story City Hall Tower, Decatur, Alabama; 16-story condominium Waterford Plaza, Memphis, Tennessee; 15-story Radisson Hotel, Memphis, Tennessee; 10-story Belvedere, Memphis, Tennessee; 11 story Plough Towers, Memphis, Tennessee; 10-story Levi Towers, Hot Springs, Arkansas; 11-story Mobile Senior Housing, Bay Minette, Alabama; 11-story State University of New York, Natural Science Building, Buffalo, New York; 4-story Emerging Technology Building, University of Vermont, Burlington, Vermont; and 1000 single family houses Magnolia Estates, Olive Branch, Mississippi. Previously, Mr. Lowery served as President of Fidelity National Bank Holding Company. Mr. Lowery also served as the Chief of Staff to Harold E. Ford, Sr., member of United States House of Representatives.

John Ottinger serves as a Director, Vice President, and Chief Operating Officer of the Company. Mr. Ottinger has over 30 years experience managing both for-profit and not-for-profit private equity funds. Mr. Ottinger held the COO/CFO position for private equity pools valued at $750MM financing over 300 churches, 11 retirement facilities, 3 Christian schools and 2 daycare centers. Over the past 12 years, he has been instrumental in the financing of nearly $400,000,000 specifically for senior housing. Mr Ottinger works and resides in Florida.

Richard Labarthe serves as a Director, Secretary Executive Vice President/Legal Affairs of the Company. Mr. Labarthe is a 1982 graduate of Oklahoma State University and a graduate of the University of Oklahoma College of Law, magna cum laude, in 1985. From 1985 to 1996, he practiced law as an associate and shareholder with the Oklahoma City-based firm, Mock Schwabe Waldo Elder Reeves & Bryant. From 1996 to 2008, he continued practicing in Oklahoma City as a partner in Schneider & Labarthe. Since 2008, Mr. Labarthe has practiced through his firm, the Law Offices of Richard C Labarthe, PC. Mr. Labarthe has primarily focused his practice in recent years to the representation of development and energy companies. Mr. Labarthe's practice has been concentrated in commercial law, real estate law, debtor-creditor law, banking law and business workouts. In addition to service on the Commercial Law section of the Oklahoma Bar Association, Mr. Labarthe is also a commercial real estate broker. He has served on the boards of the Urban League of Oklahoma City, the Police Athletic League and St. John's Catholic Church in Edmond, Oklahoma and he has served as a leader in two troops of the Last Frontier Council of the Boy Scouts of America.

Regan Williams serves as a Director, Executive Vice President and Chief Financial Officer of the Company. Ms. Williams has over 16 years experience in both public and private accounting within a wide range of business sectors. Currently Ms. Williams is providing financial, accounting and business management services to a range of clients including a multi-state cupcake bakery which recently sold a majority share to KarpReilly Investment Firm. The complex sales transaction included an in depth audit and financial analysis along with complex financial reporting on an ongoing basis. Other clients include oil and gas companies, law firms and marketing and advertising firms. She has earned a Bachelor of Science in Accounting from the University of Central Oklahoma, a Masters of Business Administration from the University of Oklahoma and is a Certified Public Accountant.

D J van Keuern serves as Executive Vice President/ Capital Markets of the Company. Mr. Van Keuern has over 20 years experience in finance, investment banking, and real estate obtaining over $350 Million in capital commitments in 2012. Mr. van Keuern's experience includes service as: director of capital markets (equity and debt) for both a domestic and international real estate development company with a focus on luxury condominiums, luxury multifamily apartments and hotels, director at two boutique investment banking firm, Venture Partners Capital, and Puritan Securities, at which he focused on real estate, energy and healthcare. Mr. van Keuern served as managing director and partner at Hudson Commercial Capital, a commercial finance company where he was responsible for the strategic direction and long-term planning of the firm, the management of the company fund, and the implementation of the company's overall marketing and investment strategy. He also served as chief operating office for Onyx Capital, an alternative asset, real estate due diligence and capital markets group. In addition, Mr. van Keuern served as a director with Walton International, an international real estate land banking investment firm, where he assisted in the development of the company’s expansion into the United States, including establishing the U.S. office and capital markets for projects totaling over $100 million. Mr. van Keuern served as managing director for the Horizon Management Group where he acted as the fund manager for the American Dream Real Estate Fund. Mr van Keuren is a licensed securities broker, and has his licenses with Oak Hill Securities, Oklahoma City, Oklahoma.

William Shapard, Jr. serves as Executive Vice President/ Marketing for the Company. Mr. Shapard brings ten years of market research experience to the Company, working in hard to reach populations including affluent seniors and Baby Boomer generation. Mr. Shapard is the founder of Shapard Research, a full service primary and secondary research firm and the largest market research in the state of Oklahoma. Mr. Shapard has conducted hundreds of research studies, across a varied of target populations, in every state in the continental United States. Mr. Shapard served as the Press Secretary to JC Watts (R-OK), former member of United States House of Representatives, and the House Republican Conference. Mr. Shapard holds a Bachelor of Arts in Marketing from the University of Mississippi and is certified as a PRC, a professional researcher at the expert level by the Market Research Association (MRA).

None of the officers or directors of the Company has been a party to a bankruptcy petition, was convicted in a criminal proceeding nor has been temporarily or permanently enjoined from engaging in any type of business activity, including any securities related business.

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company's directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Executive Compensation

Summary Compensation

Until January 14, 2014, John B. Lowery was the sole officer and director of the Company. However, certain of the persons who were appointed as officers and/or directors on January 14, 2014, previously served as consultants to the Company and received compensation for such services as listed below. No current executive officer received cash compensation in excess of $100,000 other than John Lowery in 2013.

John Lowery	$188,817	(1)
Chief Executive Officer
John Ottinger	$60,000
Chief Operating Officer
Richard Labarthe	$60,000
General Counsel
Regan Williams	$38,640
Chief Financial Officer
DJ van Keuren	$10,000

_________

(1) Amount includes undifferentiated travel allowance and deferred compensation for 2013.

Anticipated Officer and Director Remuneration

The Company has not entered into any employment agreements with any of its officers. It intends to pay annual salaries to such officers and will pay an annual stipend to its directors when the Board determines, in its sole discretion, that cash flow is sufficient to make such payments in light of other cash needs of the Company. In addition, the Company anticipates that it will provide a performance bonus to its executive officers but such bonuses has not yet been determined and are still under consideration by the Company's Board. The Company anticipates that it will pay base salary compensation to officers in the following amounts (other benefits or perquisites would be in addition to compensation noted below):

John Lowery	$240,000
Chief Executive Officer
John Ottinger	$240,000
Chief Operating Officer
Regan Williams	$75,000
Chief Financial Officer
Richard Labarthe	$75,000
General Counsel
DJ van Keuren	$150,000
Executive Vice President
William Shapard, Jr.	$50,000
Executive Vice President

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned	Percent of Class
John B. Lowery, Director, President, Chief Executive Officer	13,000,000	93.52%
Richard Labarthe, Director, Secretary, Vice President	0
John Ottinger, Director, Chief Operating Officer	0
Regan Williams, Director, Treasurer, Chief Financial Officer	0
D J van Keuern, Executive VP, Capital Markets	0
William Shapard, Jr., Executive VP, Marketing	0

All Officers and directors as a Group (6 persons)	13,000,000

(1)	Based on 13,900,300 shares of common stock outstanding.

Certain Relationships and Related Transactions

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation, a selling shareholder in this Offering.

The Company has entered into a development agreement with WholeLife Chattanooga, LLC, a company jointly owned by John B. Lowery who is the president, director and chief executive officer of the Company. By the terms of the that agreement the Company will receive a monthly development fee.

The Company has five first tier wholly owned subsidiaries of which the officers and directors of the Company serve as the managing members or sole members of those limited liability company subsidiaries. Each of these first tier subsidiaries has subsidiaries and again the officers and directors of the Company serve as the managing members or sole members of those limited liability company subsidiaries.

Market Price of and Dividends and Related Stockholder Matters

Dividends

The Company has not paid any dividends to date. The Company has not made any determination about if and when it will pay dividends on its common stock. The Board of Directors has authorized a dividend payment of $2.60 per share of Series A Preferred Stock to be paid to the holders thereof as of June 30, 2014 and a dividend payment of $2.00 per share of Series B Preferred Stock to be paid to the holders thereof no later than December 31, 2014. Payment of such dividends is subject to the legal availability of such funds for such payment.

Preferred Shares

The Company has 20,000,000 authorized undesignated shares of preferred stock. As of December 31, 2013, the Company designated 185,000 shares of preferred stock as Series A and 100,000 shares of preferred stock as Series B (the "Preferred Stock). The 185,000 shares of Series A Preferred Stock was issued as payment for an outstanding loan in the amount of $1,850,000 to ACCP, LP and the 100,000 shares of Series B Preferred Stock was issued for a contribution of $1,000,000 at $10 per share to ACCP, LP.

The Preferred Stock, with respect to rights (other than dividend rates and redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation, shall rank pari passu with one another and each rank senior to the common stock of the Company. The Preferred Stock has liquidation rights at par value of the shares (i.e. $.0001 per share). The Company may declare dividends on the Preferred Shares subject to funds being legally available therefor. The Board of Directors has approved the payment of initial dividend of $2.60 for each share of Series A Preferred Stock outstanding as of June 30, 2014 and shall payment of $2.00 per share for each share of Series B Preferred Stock issuable no later than December 31, 2014.

Each share of Each Holder shall have the right to convert, at any time and from time to time, all or any part of the Preferred Shares held by such Holder into an equal number of shares of Common Stock.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company's common stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law ("DCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 3.02 Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued 13,900,300 shares of common stock as follows:

The Company issued an aggregate of 20,000,000 shares on formation in June, 2013, to Tiber Creek Corporation and MB Americus of which all but 500,000 shares were redeemed pro rata.

On October 11, 2013, the Company issued 1,000,000 shares of its common stock to John B. Lowery as part of a change in control.

In November 2013, the Company received an aggregate of $1,000,000 for the sale of 300,300 shares of its common stock to REI Acquisitions.

On January 13, 2014, the Company issued 12,000,000 shares of its common stock to John B. Lowery as part of the Acquisition.

Since inception, the Company has issued 285,500 shares of preferred stock as follows.

On December 31, 2013, the Company issued 100,000 shares of preferred to stock to ACCP, LP for an aggregate of $1,000,000.

On January 14, 2014, the Company converted $1,855,000 in short term loans held by ACCP, LP into 185,500 shares of its preferred stock.

ITEM 5.06 Change in Shell Company Status

The Company has acquired WholeLife Companies LLC which has a defined business plan and operations and accordingly, the Company has commenced operations and is no longer deemed to be a shell company.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of WholeLife Companies LLC as of September 30, 2013 are included herewith.

The audited financial statements of the Company, WholeLife Companies, Inc. as of June 30, 2013, are included herewith.

ITEM 9.01 Financial Statements and Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

2.1*	Agreement and Plan of Reorganization among WholeLife Companies, Inc., WholeLife Companies, LLC and sole owner of membership interests of WholeLife Companies, LLC
3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G filed September 30, 2013)
3.2	By-laws (filed as exhibit to the Form 10-12G filed September 30, 2013)
3.3	Sample stock certificate (filed as exhibit to the Form 10-12G filed September 30, 2013)
10.1*	Loan conversion agreement with ACCP, LP and designation of preferred stock

____________________

*	Filed herewith

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of WholeLife Companies, LLC.

We have audited the accompanying consolidated financial statements of WholeLife Companies, LLC. (“the Company”) as of the period ended September 30, 2013, and the related statements of financial position, operations, changes in members’ equity, and cash flows for the period from June 25, 2013 (Inception) to September 30, 2013. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WholeLife Companies, LLC. as of September 30, 2013 and the results of its operations and its cash flows for the period from June 25, 2013 (Inception) to September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

December 30, 2013

WHOLELIFE COMPANIES, LLC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

September 30, 2013
ASSETS
Current Assets
Cash	$1,080
Total Current Assets	1,080
TOTAL ASSETS	$1,080

LIABILITIES & MEMBER'S EQUITY

Member's Equity
Capital Contribution from Members	$10,622
Accumulated comprehensive loss	(9,542)
Total Member's Equity	1,080
TOTAL LIABILITIES & MEMBER'S EQUITY	$1,080

 The accompanying notes are an integral part of these consolidated financial statements.

WHOLELIFE COMPANIES, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period beginning June 25, 2013 (Inception) through September 30, 2013

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	9,542

Loss before income tax	(9,542)

Income tax expense	-

Net loss attributable to members	$(9,542)

The accompanying notes are an integral part of these consolidated financial statements.

WHOLELIFE COMPANIES, LLC

CONSOLIDATED CHANGES IN MEMBERS' EQUITY

	General Member's Equity
	Capital Contribution	Accumulated Deficit	Total
Balance, June 25, 2013 (Inception)	$-	$-	$-

Capital Contribution from Member	10,622		10,622

Accumulated Deficit attributable to General Members		(9,542)	(9,542)

Balance, September 30, 2013	$10,622	$(9,542)	$1,080

The accompanying notes are an integral part of these consolidated financial statements.

WHOLELIFE COMPANIES, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period beginning June 25, 2013 (Inception) through September 30, 2013
Operating Activities
Net loss	$(9,542)
Net cash used by operating activities	(9,542)

Financing Activities
Proceeds from Capital Contributions by Members	10,622
Net cash provided by financing activities	10,622

Net increase in cash	1,080

Cash at beginning of period	-

Cash as of September 30, 2013	$1,080

The accompanying notes are an integral part of these consolidated financial statements.

WholeLife Companies LLC

Notes to Consolidated Financial Statements as of September 30, 2013

Note 1 - Nature of Operations and Summary of Significant Accounting Policies.

Nature of Operations

WholeLife Companies LLC (“WholeLife” or the “Company”) and the wholly owned subsidiaries; WholeLife Franchise Company, LLC; WholeLife Management Company, LLC; WholeLife Development Company, LLC; and WholeLife Properties, LLC, were formed on June 25, 2013 under the laws of the state of Delaware. WholeLife Companies, LLC is a developer of a trademarked concept in luxury rental living communities. WholeLife Franchise Company, LLC licenses franchisees to develop, construct, market and manage luxury rental communities. WholeLife Management Company, LLC oversees operation of the communities. WholeLife Development Company, LLC oversees the actual development and construction of each community. WholeLife Properties, LLC acquires sites and owns the communities for the Company.

Development Stage Enterprise

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to the accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of September 30, 2013.

Liabilities

WholeLife Companies, LLC and its wholly owned subsidiaries are in the development stage and have no liabilities and no undisclosed liabilities as of September 30, 2013.

Accrued Expenses

WholeLife Companies, LLC and its wholly owned subsidiaries have no accrued expenses as of September 30, 2013.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2013.

Income Taxes

The Company is a pass-thru entity for income tax purposes and the income is taxed on the individual level. Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted to rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2013, there were no deferred taxes. As this is the first year of existence for the Company, there are no open tax years for examination.

Note 2 – Going Concern

The Company has not yet generated any revenue from inception to date and has recognized a loss of $9,542 for the period from June 25 (inception) to September 30, 2013. There have been no operations since inception and the expenses are solely from the formation and organization of The Company. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company is in the business of development, management, and construction of luxury rental communities. In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. The Company and its subsidiaries have been successful in obtaining contracts in San Antonio and Dallas, Texas to provide a level of assurance that future operations are probable and attainable to provide revenues from property management, development, and franchising operations.

Note 3 – Recent Accounting Pronouncements

New Accounting Pronouncements Not Yet Adopted

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Top 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward exists. The objective of ASU No. 2013-11 is to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net loss carryforward, similar tax loss, or a tax credit carryforward exists. The amendments in this standard are effective for all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists for fiscal years, interim periods beginning after December 15, 2013. We are evaluating the effect, if an adoption of ASU No. 2013-11 will have on our (consolidated) financial statements.

Note 4 – Member’s Equity

The Managing Member of WholeLife Companies, LLC; John Lowery has made a capital contribution of $1,000.00, a $10 initial capital contribution for each entity described in the operating agreements and paid the legal expenses of $9,542.26 associated with the organization formations by Sutherland Asbill and Brennan, LLP. Mr. Lowery does not expect to be repaid for these capital contributions. Mr. Lowery’s current percentage interest in the Company is 100%.

Subsequent Events

On October 10, 2013, WholeLife Cibolo Development, LLC a wholly owned subsidiary of WholeLife Development LLC, a wholly owned subsidiary of WholeLife Companies, LLC signed a contract to purchase approximately 26 acres at Cibolo Canyons, San Antonio, Texas. WholeLife Cibolo Development, LLC has had a name change as of December 9, 2013 to WholeLife Cibolo Canyons, LLC and the membership interest has been transferred to the subsidiary, WholeLife Properties, LLC from the subsidiary, WholeLife Development, LLC.

On November 4, 2013, WL Dallas Uptown LLC, a company owned 75%, by WholeLife Properties, LLC a wholly owned subsidiary of WholeLife Companies, LLC and 25% by Drexel Real Estate, signed a contract to purchase the Old Warsaw site, consisting of approximately 1.4 acres in Dallas, Texas.

On November 15, 2013, WholeLife Properties, LLC a wholly owned subsidiary of WholeLife Company, LLC signed a contract to purchase approximately 27.4 acres of land in or near Harpers Preserve, Houston, TX. As of December 13, 2013 this contract is cancelled by WholeLife Properties, LLC

WholeLife Companies, LLC will be acquired by public company WholeLife Companies, Inc. fka Glenwalk Acquisitions Corporation, a Delaware Corporation. WholeLife Companies, LLC will have no activities past that point and it has executed no contracts in its name as of September 30, 2013 or past that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

WHOLELIFE COMPANIES, INC.

Date: January 21, 2014	/s/ John B. Lowery